Danimer Scientific Announces Third Quarter 2024 Results

--Additional Resin Orders and Deliveries Continue to Support 20-Million Pound Cutlery Award –-

-- 100% Compostable Skittles® Bag Made with Nodax® PHA Featured at NFL Game --

BAINBRIDGE, GA – November 19, 2024 – Danimer Scientific, Inc. (NYSE: DNMR) (“Danimer” or the “Company”), a leading next generation bioplastics company focused on the development and production of biodegradable materials, announced today financial results for its third quarter ended September 30, 2024.

Richard N. Altice, Interim Chief Executive Officer of Danimer, commented, “We completed the third quarter in line with our expectations considering the temporary impact of Starbucks’ reapportionment of their Nodax-based straw business between our converter partners. We believe these headwinds are behind us, and it is important to reiterate that we have retained 100% of this business. We remain on track to continue to grow our PHA business into fiscal 2025.

“Our significant cutlery award continues to progress as we work toward the 20-million-pound annual run rate that we anticipate reaching in mid-2025. Consistent with the end customer’s ramp plan, we have received orders for over 250,000 pounds of cutlery resin and film resin to date. The end customer has invested significant capital in cutlery molds for each of our converter partners in support of the program scale-up and testing is proceeding well.

“We are excited about the soft launch of 100% compostable Skittles packaging made with our Nodax PHA resin. This packaging was featured at a Seattle Seahawks NFL game in October 2024. This long-standing development partnership with Mars Wrigley is a great example of how our biodegradable resins can help combat the end-of-life problem of petroleum-based plastics.

“While we remain focused on executing these commercial opportunities, we are mindful of managing our indebtedness levels and near-term constraints on liquidity as we enter our anticipated significant commercial ramp over the next twelve months. We are focused on preserving liquidity and analyzing a variety of transactions to strengthen our capital structure.”

Third Quarter 2024 Financial Highlights:

•
Revenues of $8.6 million in the third quarter of 2024 were down by $2.3 million compared to revenue of $10.9 million in the third quarter of 2023. PHA revenue of $6.6 million decreased by $1.8 million in the quarter as compared with the prior year quarter. This was primarily due to the reapportionment of Starbucks’ straw business which led to significant disruptions in order patterns of the Company’s converter partners. PLA revenue of $1.3 million decreased by $0.6 million quarter-over-quarter, primarily due to decreased customer demand.
•
Gross profit of $(7.3) million was in line with $(7.7) million in the third quarter of 2023. Adjusted gross profit was $(2.3) million compared to $(2.6) million in the third quarter of 2023.
•
Net loss was $(21.8) million in the third quarter of 2024 which improved as compared to $(40.2) million in the third quarter of 2023.
•
Adjusted EBITDA was $(8.9) million in the third quarter of 2024 which improved as compared to $(9.3) million in the third quarter of 2023.

Capital Structure

At September 30, 2024, the Company reported total debt outstanding of $387.9 million, which included approximately $45.7 million of low-interest New Markets Tax Credit loans that the Company expects will be forgiven beginning in 2026.

The Company has taken actions to reduce its operating costs across all areas of the business, including reductions in discretionary spending, reduced labor costs through employee headcount rationalization, postponement of capital expenditures and the temporary suspension of operations at the Danimer Catalytic Technologies business. The Company has also heightened its focus on collections of accounts receivable and has launched an initiative to reduce on-hand inventory levels.

In light of the substantial leverage position, the Company continues to analyze a variety of transactions and mechanisms designed to reduce debt and/or provide additional liquidity.

Outlook

The Company reported third quarter results that were consistent with its expectations including the impact of the reapportionment related to the Starbucks straw resin business. As such, the Company is providing the following guidance for the remainder of the fiscal year:

•
Adjusted EBITDA through the third quarter is ($27.4) million. We expect fourth quarter Adjusted EBITDA to be in the range of ($7.0) million to ($7.5) million resulting in a full year Adjusted EBITDA total of ($34.4) million to ($34.9) million which is within the previously disclosed guidance range of $(30) million to $(35) million.
•
We expect full-year capital expenditures will be between $8 million and $9 million, within the previously disclosed guidance range of $8 million to $10 million. This range will support existing commitments related to the Bainbridge greenfield facility, maintenance expenditures and other capital projects.
•
Given ongoing efforts to analyze a variety of transactions and mechanisms designed to provide additional liquidity, the Company is not providing a year-end liquidity outlook at this time.

Webcast, Conference Call and 10-Q Filing

The Company will host a webcast and conference call today, Tuesday November 19, 2024, at 10:00 AM Eastern time to review third quarter 2024 results and discuss recent events. The live webcast of the conference call can be accessed on the Investor Relations section of the Company’s website at https://ir.danimerscientific.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-800-445-7795 or 1-785-424-1699, respectively. Please use Conference ID: DSQ324 for entrance into the meeting. Upon dialing in, please request to join the Danimer Scientific Third Quarter 2024 Earnings Conference Call. The archived webcast will be available for replay on the Company's website after the call.

About Danimer Scientific

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer holds more than 480 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit https://danimerscientific.com.

Forward Looking Statements

Please note that this press release may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding expectations for the full year 2024 capital expenditures, Adjusted EBITDA and liquidity, and statements regarding expected PHA revenue growth. Forward-looking statements are made based on expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. The Company cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; our ability to maintain sufficient liquidity by realizing near-term revenue growth and related cash returns and preserving cash until such cash returns, if any are obtained; the effect on our borrowing facilities of an event of default, including if an Annual Report on Form 10-K contains a Report of Independent Registered Public Accounting Firm that includes disclosure regarding going concern; our ability to maintain our exchange listing; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; the outcomes of any litigation matters; the impact on our business, operations and financial results from the ongoing conflicts in Ukraine and the Middle East; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Investor Relations and Media

Blake Chamblee

Phone: 770-337-6570

ir@danimer.com

Danimer Scientific, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
(in thousands, except share and per share data)	2024	2023
Assets:
Current assets:
Cash and cash equivalents	$22,187	$59,170
Accounts receivable, net	11,745	15,227
Other receivables, net	125	652
Inventories, net	26,043	25,270
Prepaid expenses and other current assets	5,395	4,714
Contract assets, net	4,377	3,005
Total current assets	69,872	108,038

Property, plant and equipment, net	430,231	445,153
Intangible assets, net	75,762	77,790
Right-of-use assets	19,163	19,160
Leverage loans receivable	31,446	31,446
Restricted cash	14,116	14,334
Other assets	3,180	2,210
Total assets	$643,770	$698,131

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$4,542	$5,292
Accrued liabilities	6,131	4,726
Unearned revenue and contract liabilities	914	1,000
Current portion of lease liability	3,724	3,337
Current portion of long-term debt, net	6,021	1,368
Total current liabilities	21,332	15,723

Long-term lease liability, net	21,418	21,927
Long-term debt, net	381,874	381,436
Warrant liability	6,315	5
Other long-term liabilities	1,238	1,020
Total liabilities	$432,177	$420,111

Stockholders' equity:
Common stock, $0.0001 par value; 600,000,000 shares authorized: 120,771,640 and 102,832,103 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	$13	$10
Additional paid-in capital	737,464	732,131
Accumulated deficit	(525,884)	(454,121)
Total stockholders’ equity	211,593	278,020
Total liabilities and stockholders’ equity	$643,770	$698,131

Danimer Scientific, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenue:
Products	$7,972	$10,454	$25,173	$33,724
Services	658	494	1,309	2,015
Total revenue	8,630	10,948	26,482	35,739

Costs and expenses:
Cost of revenue	15,945	18,685	47,011	56,327
Selling, general and administrative	6,861	16,555	20,482	52,098
Research and development	4,580	6,883	15,031	21,667
Loss on sale of assets	65	64	630	234
Total costs and expenses	27,451	42,187	83,154	130,326
Loss from operations	(18,821)	(31,239)	(56,672)	(94,587)
Nonoperating income (expense):
(Loss) gain on remeasurement of warrants	(206)	132	5,635	99
Interest, net	(9,631)	(8,584)	(27,541)	(21,132)
Gain (loss) on loan extinguishment	6,821	-	6,821	(102)
Total nonoperating expense:	(3,016)	(8,452)	(15,085)	(21,135)
Loss before income taxes	(21,837)	(39,691)	(71,757)	(115,722)
Income taxes	(2)	(468)	(6)	(317)
Net loss	$(21,839)	$(40,159)	$(71,763)	$(116,039)

Basic and diluted net loss per share	$(0.18)	$(0.39)	$(0.63)	$(1.14)

Weighted average shares outstanding	119,713,087	102,025,684	113,337,922	101,953,827

Danimer Scientific, Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(71,763)	$(116,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,345	22,005
Gain on remeasurement of warrants	(5,635)	(99)
Amortization of debt issuance costs	8,951	6,209
Stock-based compensation	1,693	42,227
Warrant issuance costs	867	-
Loss on disposal of assets	630	234
Accounts receivable reserves	610	(1,462)
Inventory reserves	513	540
Amortization of right-of-use assets and lease liability	(124)	(278)
(Gain) loss on loan extinguishment	(6,821)	102
Deferred income taxes	-	(199)
Other	-	941
Changes in operating assets and liabilities:
Accounts receivable	2,873	7,029
Other receivables	528	555
Inventories, net	(1,287)	5,475
Prepaid expenses and other current assets	(239)	1,816
Contract assets	(759)	(1,244)
Other assets	76	(119)
Accounts payable	(638)	(2,061)
Accrued liabilities	1,588	1,893
Other long-term liabilities	217	706
Unearned revenue and contract liabilities	(85)	438
Net cash used in operating activities	(46,460)	(31,331)
Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(7,486)	(25,722)
Proceeds from disposals of property, plant and equipment	1,167	18
Net cash used in investing activities	(6,319)	(25,704)
Cash flows from financing activities:
Proceeds from issuance of warrants, net of issuance costs	8,888	-
Proceeds from issuance of common stock, net of issuance costs	4,517	-
Proceeds from long-term debt	20,716	130,000
Principal payments on long-term debt	(17,594)	(12,437)
Cash paid for debt issuance costs	(1,097)	(33,296)
Proceeds from employee stock purchase plan	176	282
Employee taxes related to stock-based compensation	(28)	(61)
Net cash provided by financing activities	15,578	84,488
Net (decrease) increase in cash and cash equivalents and restricted cash	(37,201)	27,453
Cash and cash equivalents and restricted cash-beginning of period	73,504	64,401
Cash and cash equivalents and restricted cash-end of period	$36,303	$91,854

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted gross profit” and "Adjusted gross margin". Danimer management views these metrics as a useful way to look at the performance of its operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income or loss plus net interest expense, income taxes, depreciation and amortization, as adjusted to add back certain charges or gains that Danimer may record each period such as remeasurement of warrants, stock-based compensation expense, as well as non-recurring charges such as (i) asset disposal gains or losses as well as other significant gains or losses such as debt extinguishments and impairment of goodwill; (ii) legal settlements; or (iii) other discrete non-recurring items. Danimer believes these items are not considered an indicator of ongoing performance. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. The measure is used as a supplement to GAAP results in evaluating certain aspects of Danimer’s business, as described below.

Adjusted gross profit is defined as gross profit plus depreciation, stock-based compensation and other nonrecurring items.

Adjusted gross margin is defined as adjusted gross profit divided by total revenue.

Danimer believes that each of Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin is useful to investors in evaluating the Company’s performance because each measure considers the performance of the Company’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges as outlined in the preceding paragraph. Danimer believes these non-GAAP metrics offer additional financial information that, when coupled with the GAAP results and the reconciliation to GAAP results, provides a more complete understanding of its results of operations and the factors and trends affecting its business.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin should not be considered as an alternative to net income or loss as an indicator of its performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although Danimer believes that Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin may enhance an evaluation of its operating performance based on recent revenue generation and product/overhead cost control because it excludes the impact of prior decisions made about capital investment, financing and other expenses, (i) other companies in Danimer’s industry may define Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin differently than Danimer does and, as a result, they may not be comparable to similarly titled measures used by other companies in its industry, and (ii) Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin exclude certain financial information that some may consider important in evaluating Danimer’s performance.

Danimer compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of Danimer’s operating results. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Danimer Scientific, Inc.

Reconciliation of Adjusted EBITDA to Net Loss (Unaudited)

	Three Months Ended September 30,
	2024	2023
(in thousands)
Net loss	$(21,839)	$(40,159)
Interest, net	9,631	8,584
Depreciation and amortization	7,376	7,253
(Gain) loss on loan extinguishment	(6,821)	-
Transaction and other related	1,197	-
Stock-based compensation	744	14,324
Strategic reorganization and related	522	382
Loss (gain) on remeasurement of warrants	206	(132)
Litigation and other legal related	101	28
Income taxes	2	468
Adjusted EBITDA	$(8,881)	$(9,252)

Reconciliation of Adjusted Gross Profit to Gross Profit (Unaudited)

	Three Months Ended September 30,
	2024	2023
(in thousands)
Total revenue	$8,630	$10,948
Cost of revenue	15,945	18,685
Gross profit	(7,315)	(7,737)
Depreciation	5,049	5,086
Stock-based compensation	3	2
Adjusted gross profit	$(2,263)	$(2,649)

Adjusted gross margin	(26.2%)	(24.2%)